UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 24, 2026

(Exact name of registrant as specified in its charter)

Customers Bancorp, Inc.

Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)
701 Reading Avenue
West Reading PA 19611
(Address of principal executive offices, including zip code)
(610) 933-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Voting Common Stock, par value $1.00 per share	CUBI	New York Stock Exchange
5.375% Subordinated Notes due 2034	CUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2026, Customers Bancorp, Inc. (the “Company”) and Mark R. McCollom, Executive Vice President and Chief Financial Officer of the Company, entered into a First Amended Employment Agreement (the “Amended Employment Agreement”), which amends, supersedes and replaces in its entirety the Employment Agreement, dated as of June 10, 2025, by and between the Company and Mr. McCollom (the “Original Employment Agreement”). The Original Employment Agreement, and the material terms thereof, were previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2025, as amended by the Company's Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 11, 2025, which attached the Original Employment Agreement as Exhibit 10.1 thereto.
The Amended Employment Agreement retains substantially all of the material terms of the Original Employment Agreement as previously disclosed, except that the Amended Employment Agreement:
(i) revises the term of employment such that, as of each one (1)-year anniversary of the effective date of the Original Employment Agreement, the term of employment shall be automatically extended for an additional one (1) year, and shall continue to so extend unless and until either party delivers at least sixty (60) days’ notice of cancellation to the other party prior to the applicable anniversary date, in which case the term of employment shall expire as of the date to which it was last extended;
(ii) shortens the notice period Mr. McCollom is required to provide in connection with his termination of his employment from sixty (60) days to forty-five (45) days;
(iii) requires Mr. McCollom to execute and deliver a release of claims, in a form approved by the Company, as a condition to his receipt of severance compensation under the Amended Employment Agreement;
(iv) provides for the continuation of Mr. McCollom’s health, dental and life insurance benefits during the period in which he is entitled to receive cash severance compensation payments under the Amended Employment Agreement; and
(v) adds a restrictive covenant prohibiting Mr. McCollom from directly or indirectly competing with the Company, or holding a position with duties the same as or similar to his duties with the Company, in any business within the Company’s Field of Interest in the Restricted Area(s) (each as defined in the Amended Employment Agreement), for a period of 12 months following the termination of his employment or service, and incorporates a concept of Restricted Area into certain of the other Restrictive Covenants set forth in Section 1 of Exhibit A to the Amended Employment Agreement.
The foregoing summary description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
Exhibit 10.1	First Amended Employment Agreement, effective as of July 24, 2026, by and between Customers Bancorp, Inc. and Mark McCollom

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Andrew B. Sachs
Name: Andrew B. Sachs
Title: Executive Vice President - General Counsel and Corporate Secretary

Date: July 27, 2026

EXHIBIT INDEX

Exhibit	Description
Exhibit 10.1	First Amended Employment Agreement, effective as of July 24, 2026, by and between Customers Bancorp, Inc. and Mark McCollom